Exhibit 99.1

Fortune Brands Delivers First Quarter Sales and Margin Results

Reflecting Strong Execution; Reaffirms Full Year Guidance

Highlights:

●	Q1 2024 sales were $1.1 billion, an increase of 7 percent over Q1 2023. Organic sales were $1.0 billion, a decrease of 3 percent versus Q1 2023
●	Q1 2024 earnings per share (EPS) were $0.76, an increase of 13 percent versus a year ago; EPS before charges / gains were $0.83, an increase of 20 percent versus Q1 2023
●	Company reaffirms initial 2024 guidance, with a focus on above-market sales performance, margin expansion and cash generation

DEERFIELD, Ill --April 30, 2024--Fortune Brands Innovations, Inc. (NYSE: FBIN or “Fortune Brands” or the “Company”), an industry leading innovation company focused on creating smarter, safer and more beautiful homes and improving lives, today announced first quarter 2024 results.

“Our first quarter sales and margin results came in above our expectations as our teams executed our strategy of growing the core and accelerating in connected products,” said Fortune Brands Chief Executive Officer Nicholas Fink. “By leveraging our Fortune Brands Advantage capabilities and focusing on accelerated growth through building leading brands, driving meaningful innovation, and creating value for our channel partners, we will continue to position the Company for outperformance in any environment.”

Fink continued, “This past quarter, we saw powerful proof-points of our compelling investment thesis and are increasingly seeing the benefit of the transformative actions we took over the past few years. Looking forward, we continue to be confident in the strength of our business and believe we are uniquely positioned to capture exceptional opportunities.”

First Quarter 2024 Results

($ in millions, except per share amounts; Change compared to prior year)

Unaudited

Total Company Results

	Reported Net Sales	Operating Income	Operating Margin	EPS
Q1 2024 GAAP	$1,110	$155.4	14.0%	$0.76
Change	7%	18%	130 bps	13%

	Reported Net Sales	Operating Income Before Charges / Gains	Operating Margin Before Charges / Gains	EPS Before Charges / Gains
Q1 2024 Non-GAAP	$1,110	$167.2	15.1%	$0.83
Change	7%	22%	200 bps	20%

Segment Results Compared to Prior Year

Sales results were driven by the acquisition of the Emtek and Schaub premium and luxury hardware brands and the U.S. and Canadian Yale and August residential smart lock brands, and offset by lower sales volumes. Operating margin results were positively impacted by higher production volumes and continuous improvement initiatives.

	Net Sales		Change		Operating Margin	Change	Operating Margin Before Charges/Gains	Change
	Reported	Organic	Reported	Organic
Water Innovations	$625	$555	5%	(7)%	22.6%	100 bps	22.6%	100 bps
Outdoors	$315	$315	9%	9%	10.9%	640 bps	12.0%	680 bps
Security	$169	$143	9%	(8)%	11.3%	(220) bps	15.7%	170 bps

Balance Sheet and Cash Flow

The Company exited the quarter with a strong balance sheet, closing with $(71.3) million in operating cash flow and ($135.9) million in free cash flow, driven by typical seasonality. In accordance with its opportunistic, returns-based share repurchase program, the Company repurchased $100 million of shares in the quarter, and as of April 30, 2024, has repurchased $125 million of shares.

As of the end of the first quarter 2024:

Net debt	$2.7 billion
Net debt to EBITDA before charges / gains	2.9x
Cash	$360 million
Amount available under revolving credit facility	$875 million

2024 Market and Financial Guidance

“We are reaffirming our full year 2024 financial guidance, which reflects our expectation of outperformance as we execute our strategy amid a dynamic external environment,” said Fortune Brands Chief Financial Officer David Barry. “As we position Fortune Brands for continued shareholder value creation, we will prioritize above-market sales growth opportunities, margin expansion and cash generation, while continuing to invest in key strategic priorities with a returns-focused view.”

2024 Full-Year Guidance

2024 Full-Year Guidance
MARKET
Global market	-3% to 0%
U.S. market	-2% to 0%
U.S. R&R	-4% to -2%

U.S. SFNC	5% to 7%
China market	-9% to -7%
TOTAL COMPANY FINANCIAL METRICS
Net sales	3.5% to 5.5%
Net sales [organic]	-1% to 1%
Operating margin before charges / gains	16.5% to 17.5%
EPS before charges / gains	$4.20 to $4.40
Cash flow from operations	Around $720 million
Free cash flow	Around $520 million
Cash conversion	Around 100%
SEGMENT FINANCIAL METRICS
Water Innovations net sales	3% to 5%
Water Innovations net sales [organic]	-2% to 0%
Water Innovations operating margin before charges / gains	24% to 24.5%
Outdoors net sales	1% to 3%
Outdoors operating margin before charges / gains	13.5% to 14.5%
Security net sales	10% to 12%
Security net sales [organic]	0% to 2%
Security operating margin before charges / gains	15.5% to 16.5%
OTHER ITEMS
Corporate expense	$140 million to $145 million
Interest expense	$118 million to $120 million
Other income / (expense)	Around $5 million
Tax rate	23.25% to 23.5%
Share count	Around 127 million

For certain forward-looking non-GAAP measures (as used in this press release, operating margin before charges / gains on a full Company and segment basis, EPS before charges / gains and cash conversion), the Company is unable to provide a reconciliation to the most comparable GAAP financial measure because the information needed to reconcile these measures is unavailable due to the inherent difficulty of forecasting the timing and / or amount of various items that have not yet occurred, including the high variability and low visibility with respect to gains and losses associated with our defined benefit plans, which are excluded from EPS before charges / gains and cash conversion, and restructuring and other charges, which are excluded from operating margin before charges / gains, EPS before charges / gains and cash conversion. Additionally, estimating such GAAP measures and providing a meaningful reconciliation consistent with the Company’s accounting policies for future periods requires a level of precision that is unavailable for these future periods and cannot be accomplished without unreasonable effort. Forward-looking non-GAAP measures are estimated consistent with the relevant definitions and assumptions.

Conference Call Details

Today at 5:00 p.m. ET, Fortune Brands will host an investor conference call to discuss results. A live audio webcast of the conference call will be available on the Fortune Brands website at ir.fbin.com/upcoming-events. It is recommended that listeners log on at least 10 minutes prior to the start of the call. A recorded replay of the call will be made available on the Company’s website shortly after the call has ended.

About Fortune Brands Innovations

Fortune Brands Innovations, Inc. (NYSE: FBIN), headquartered in Deerfield, Ill., is a brand, innovation and channel leader focused on exciting, supercharged categories in the home products, security and commercial building markets. The Company’s growing portfolio of brands includes Moen, House of Rohl, Aqualisa, Emtek, Therma-Tru, Larson, Fiberon, Master Lock, SentrySafe, Yale residential and August. To learn more about FBIN, its brands and environmental, social and governance (ESG) commitments, visit www.FBIN.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations for our business, operations, financial performance or financial condition in addition to statements regarding our expectations for the markets in which we operate, general business strategies, the market potential of our brands, trends in the housing market, the potential impact of costs, including material and labor costs, the potential impact of inflation, expected capital spending, expected pension contributions, the expected impact of acquisitions, dispositions and other strategic transactions, the anticipated impact of recently issued accounting standards on our financial statements, and other matters that are not historical in nature. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “outlook,” “positioned” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may,” “confident,” “opportunity” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on current expectations, estimates, assumptions and projections of our management about our industry, business and future financial results, available at the time this press release is issued. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements, including but not limited to: (i) our reliance on the North American and Chinese home improvement, repair and remodel and new home construction activity levels, (ii) the housing market, downward changes in the general economy, unfavorable interest rates or other business conditions, (iii) the competitive nature of consumer and trade brand businesses, (iv) our ability to execute on our strategic plans and the effectiveness of our strategies in the face of business competition, (v) our reliance on key customers and suppliers, including wholesale distributors and dealers and retailers, (vi) risks relating to rapidly evolving technological change, (vii) risks associated with our ability to improve organizational productivity and global supply chain efficiency and flexibility, (viii) risks associated with global commodity and energy availability and price volatility, as well as the possibility of sustained inflation, (ix) delays or outages in our information technology systems or computer networks or breaches of our information technology systems or other cybersecurity incidents, (x) risks associated with doing business globally, including changes in trade-related tariffs and risks with uncertain trade environments, (xi) risks associated with the disruption of operations, (xii) our inability to obtain raw materials and finished goods in a timely and cost-effective manner, (xiii) risks associated with strategic acquisitions, divestitures and joint ventures, including difficulties integrating acquired companies and the inability to achieve the expected financial results and benefits of transactions, (xiv) impairments in the carrying value of goodwill or other acquired intangible assets, (xv) risks of increases in our defined benefit-related costs and funding requirements, (xvi) our ability to attract and retain qualified personnel and other labor constraints, (xvii) the effect of climate change and the impact of related changes in government regulations and consumer preferences, (xviii) risks associated with environmental, social and governance matters, (xix) potential liabilities and costs from claims and litigation, (xx) changes in government and industry regulatory standards, (xxi) future tax law changes or the interpretation of existing tax laws, (xxii) our ability to secure and protect our intellectual property rights, and (xxiii) the impact of COVID-19 on the business. These and other factors are discussed in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 30, 2023. We undertake no obligation to, and expressly disclaim any such obligation to, update or clarify any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, new information or changes to future results over time or otherwise, except as required by law.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share before charges / gains, operating income before charges / gains, operating margin before charges / gains, net debt, net debt to EBITDA before charges / gains, sales excluding the impact of acquisitions (organic sales), free cash flow and cash conversion. These non-GAAP measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the applicable most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

FORTUNE BRANDS INNOVATIONS, INC.

(In millions)

(Unaudited)

	Thirteen Weeks Ended	Thirteen Weeks Ended
Net sales (GAAP)	March 30, 2024	April 1, 2023	$ Change	% Change
Water	$625.3	$594.2	$31.1	5
Outdoors	315.0	289.9	25.1	9
Security	169.3	155.9	13.4	9
Total net sales	$1,109.6	$1,040.0	$69.6	7

RECONCILIATIONS OF GAAP OPERATING INCOME TO OPERATING INCOME BEFORE CHARGES/GAINS

(In millions)

(Unaudited)

	Thirteen Weeks Ended	Thirteen Weeks Ended
	March 30, 2024	April 1, 2023	$ Change	% Change
WATER
Operating income (GAAP)	$141.3	$128.4	$12.9	10
Restructuring charges	0.4	0.2	0.2	100
Other charges/(gains)
Cost of products sold	(0.2)	-	(0.2)	NM
Selling, general and administrative expenses	-	-	-	-
Operating income before charges/gains (a)	$141.5	$128.6	$12.9	10

OUTDOORS

Operating income (GAAP)	$34.3	$13.0	$21.3	164
Restructuring charges	0.5	1.5	(1.0)	(67)
Other charges/(gains)
Cost of products sold	2.9	0.1	2.8	2,800
Selling, general and administrative expenses	0.2	0.6	(0.4)	(67)
Operating income before charges/gains (a)	37.9	15.2	$22.7	149

SECURITY

Operating income (GAAP)	$19.1	$21.1	$(2.0)	(9)
Restructuring charges	1.6	0.7	0.9	129
Other charges/(gains)
Cost of products sold	6.0	-	6.0	NM
Operating income before charges/gains (a)	$26.7	$21.8	$4.9	22

CORPORATE

Corporate expense (GAAP)	$(39.3)	$(30.7)	$(8.6)	28
Restructuring charges	0.3	0.7	(0.4)	(57)
Other charges/(gains)
Selling, general and administrative expenses	0.1	1.1	(1.0)	(91)
General and administrative expenses before charges/gains (a)	$(38.9)	$(28.9)	$(10.0)	35

TOTAL COMPANY

Operating income (GAAP)	$155.4	$131.8	$23.6	18
Restructuring charges	2.8	3.1	(0.3)	(10)
Other charges/(gains)
Cost of products sold	8.7	0.1	8.6	8,600
Selling, general and administrative expenses	0.3	1.7	(1.4)	(82)
Operating income before charges/gains (a)	$167.2	$136.7	$30.5	22

NM - Not Meaningful

(a) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS INNOVATIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (GAAP)

(In millions)

(Unaudited)

	March 30, 2024	December 30, 2023
Assets
Current assets
Cash and cash equivalents	$359.7	$366.4
Accounts receivable, net	615.9	534.2
Inventories	1,025.2	982.3
Other current assets	171.3	162.8
Total current assets	2,172.1	2,045.7

Property, plant and equipment, net	982.6	975.0
Goodwill	1,988.7	1,906.8
Other intangible assets, net of accumulated amortization	1,354.7	1,354.7
Other assets	293.4	282.8
Total assets	$6,791.5	$6,565.0

Liabilities and equity
Current liabilities
Accounts payable	$571.4	$568.1
Other current liabilities	491.1	632.3
Total current liabilities	1,062.5	1,200.4

Long-term debt	3,044.7	2,670.1
Deferred income taxes	118.6	111.3
Other non-current liabilities	284.9	289.8
Total liabilities	4,510.7	4,271.6

Stockholders’ equity	2,280.8	2,293.4
Total equity	2,280.8	2,293.4
Total liabilities and equity	$6,791.5	$6,565.0

FORTUNE BRANDS INNOVATIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Thirteen Weeks Ended	Thirteen Weeks Ended
	March 30, 2024	April 1, 2023
Operating activities
Net income	$96.4	$84.6
Depreciation and amortization	46.1	31.9
Non-cash lease expense	9.3	8.1
Deferred taxes	8.8	7.4
Other non-cash items	10.9	10.5
Changes in assets and liabilities, net	(242.8)	(66.4)
Net cash (used in) provided by operating activities	$(71.3)	$76.1

Investing activities
Capital expenditures	$(64.6)	$(42.6)
Cost of acquisitions, net of cash acquired	(105.2)	-
Net cash used in investing activities	$(169.8)	$(42.6)

Financing activities
Increase in debt, net	$375.0	$-
Proceeds from the exercise of stock options	6.3	2.3
Treasury stock purchases	(100.0)	(100.0)
Dividends to stockholders	(30.1)	(29.5)
Other items, net	(12.5)	(12.1)
Net cash provided by (used in) financing activities	$238.7	$(139.3)

Effect of foreign exchange rate changes on cash	$(5.0)	$2.2

Net decrease in cash and cash equivalents	$(7.4)	$(103.6)
Cash, cash equivalents and restricted cash* at beginning of period	395.5	648.3
Cash, cash equivalents and restricted cash* at end of period	$388.1	$544.7

FREE CASH FLOW	Thirteen Weeks Ended	Thirteen Weeks Ended	2024 Full Year
	March 30, 2024	April 1, 2023	Estimate

Cash flow from operations (GAAP)	$(71.3)	$76.1	$720.0
Less:
Capital expenditures	64.6	42.6	200.0
Free cash flow**	$(135.9)	$33.5	$520.0

* Restricted cash of $25.9 million and $2.5 million is included in Other current assets and Other assets, respectively, as of March 30, 2024, and $2.7 million and $2.9 million is included in Other current assets and Other assets, respectively, as of April 1, 2023.

** Free cash flow is cash flow from operations calculated in accordance with U.S. generally accepted accounting principles (“GAAP”) less capital expenditures. Free cash flow does not include adjustments for certain non-discretionary cash flows such as mandatory debt repayments. Free cash flow is a measure not derived in accordance with GAAP. Management believes that free cash flow provides investors with helpful supplemental information about the Company’s ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

The Consolidated Statements of Cash Flows and Free Cash Flow presented above include cash flows from continuing and discontinued operations.

FORTUNE BRANDS INNOVATIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (GAAP)

(In millions, except per share amounts)

(Unaudited)

	Thirteen Weeks Ended	Thirteen Weeks Ended
	March 30, 2024	April 1, 2023	% Change

Net sales	$1,109.6	$1,040.0	7
Cost of products sold	622.0	631.7	(2)
Selling, general and administrative expenses	311.6	260.8	19
Amortization of intangible assets	17.8	12.6	41
Restructuring charges	2.8	3.1	(10)
Operating income	155.4	131.8	18
Interest expense	30.1	26.8	12
Other expense (income), net	0.1	(6.3)	(102)
Income from continuing operations before income taxes	125.2	111.3	12
Income tax	28.8	25.7	12
Income from continuing operations, net of tax	$96.4	$85.6	13
Loss from discontinued operations, net of tax	-	(1.0)	(100)
Net income	$96.4	$84.6	14

Net income attributable to Fortune Brands	$96.4	$84.6	14
Diluted earnings per common share
Continuing operations	$0.76	$0.67	13
Discontinued operations	$-	$(0.01)	100
Diluted EPS attributable to Fortune Brands	$0.76	$0.66	15

Diluted average number of shares outstanding	127.0	128.5	(1)

FORTUNE BRANDS INNOVATIONS, INC.

(In millions)

(Unaudited)

RECONCILIATIONS OF INCOME FROM CONTINUING OPERATIONS, NET OF TAX TO EBITDA BEFORE CHARGES/GAINS

	Thirteen Weeks Ended	Thirteen Weeks Ended
	March 30, 2024	April 1, 2023	% Change

Income from continuing operations, net of tax	$96.4	$85.6	13

Depreciation*	$20.7	$19.2	8
Amortization of intangible assets	17.8	12.6	41
Restructuring charges	2.8	3.1	(10)
Other charges/(gains)	9.0	1.8	400
Interest expense	30.1	26.8	12
Income taxes	28.8	25.7	12

EBITDA before charges/gains (c)	$205.6	$174.8	18

* Depreciation excludes accelerated depreciation expense of $7.6 million for the thirteen weeks ended March 30, 2024, and $0.1 million for the thirteen weeks ended April 1, 2023. Accelerated depreciation is included in restructuring and other charges/gains.

CALCULATION OF NET DEBT-TO-EBITDA BEFORE CHARGES/GAINS RATIO

As of March 30, 2024
Long-term debt **	$3,044.7
Total debt	3,044.7
Less:
Cash and cash equivalents **	359.7
Net debt (1)	$2,685.0

For the fifty-two weeks ended March 30, 2024
EBITDA before charges/gains (2) (c)	$940.5

Net debt-to-EBITDA before charges/gains ratio (1/2)	2.9

** Amounts are per the Unaudited Condensed Consolidated Balance Sheet as of March 30, 2024.

	Thirty-nine Weeks Ended	Thirteen Weeks Ended	Fifty-Two Weeks Ended
	December 30, 2023	March 30, 2024	March 30, 2024

Income from continuing operations, net of tax	$320.0	$96.4	$416.4

Depreciation***	$71.3	$20.7	$92.0
Amortization of intangible assets	49.5	17.8	67.3
Restructuring charges	29.5	2.8	32.3
Other charges/(gains)	22.1	9.0	31.1
ASSA transaction expenses (d)	18.7	-	18.7
Solar compensation (e)	2.0	-	2.0
Amortization of inventory step-up (f)	12.4	-	12.4
Interest expense	89.7	30.1	119.8
Asset impairment charge (g)	33.5	-	33.5
Defined benefit plan actuarial gains	(0.5)	-	(0.5)
Income taxes	86.7	28.8	115.5
EBITDA before charges/gains (c)	$734.9	$205.6	$940.5

*** Depreciation excludes accelerated depreciation expense of $16.3 million for the thirty-nine weeks ended December 30, 2023, and $7.6 million for the thirteen weeks ended March 30, 2024. Accelerated depreciation is included in restructuring and other charges/gains.

(c) (d) (e) (f) (g) For definitions of Non-GAAP measures, see Definitions of Terms page

RECONCILIATION OF DILUTED EPS FROM CONTINUING OPERATIONS BEFORE CHARGES/GAINS

For the thirteen weeks ended March 30, 2024, the diluted EPS before charges/gains is calculated as income from continuing operations on a diluted per-share basis, excluding $2.8 million ($2.0 million after tax or $0.02 per diluted share) of restructuring charges and $9.0 million ($6.9 million after tax or $0.05 per diluted share) of other charges/gains.

For the thirteen weeks ended April 1, 2023, the diluted EPS before charges/gains is calculated as income from continuing operations on a diluted per-share basis, excluding $3.1 million ($2.4 million after tax or $0.01 per diluted share) of restructuring charges and $1.8 million ($1.3 million after tax or $0.01 per diluted share) of other charges/gains.

	Thirteen Weeks Ended	Thirteen Weeks Ended
	March 30, 2024	April 1, 2023	% Change
Earnings per common share (EPS) - Diluted
Diluted EPS from continuing operations (GAAP)	$0.76	$0.67	13
Restructuring charges	0.02	0.01	100
Other charges/(gains)	0.05	0.01	400
Diluted EPS from continuing operations before charges/gains (b)	$0.83	$0.69	20

(b)	For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS INNOVATIONS, INC.

(In millions, except per share amounts)

(Unaudited)

	Thirteen Weeks Ended	Thirteen Weeks Ended
	March 30, 2024	April 1, 2023	% Change
Net sales (GAAP)
Water	$625.3	$594.2	5
Outdoors	315.0	289.9	9
Security	169.3	155.9	9
Total net sales	$1,109.6	$1,040.0	7

Operating income (loss)
Water	$141.3	$128.4	10
Outdoors	34.3	13.0	164
Security	19.1	21.1	(9)
Corporate expenses	(39.3)	(30.7)	28
Total operating income (GAAP)	$155.4	$131.8	18

OPERATING INCOME BEFORE CHARGES/GAINS RECONCILIATION
Total operating income (GAAP)	$155.4	$131.8	18
Restructuring charges (1)	2.8	3.1	(10)
Other charges/(gains) (2)	9.0	1.8	400
Operating income (loss) before charges/gains (a)	$167.2	$136.7	22

Water	$141.5	$128.6	10
Outdoors	37.9	15.2	149
Security	26.7	21.8	22
Corporate expenses	(38.9)	(28.9)	35
Total operating income before charges/gains (a)	$167.2	136.7	22

(1) Restructuring charges, which include costs incurred for significant cost reduction initiatives and workforce reduction costs by segment, totaled $2.8 million for the thirteen weeks ended March 30, 2024, and $3.1 million for the thirteen weeks ended April 1, 2023.

(2) Other charges/gains represent costs that are directly related to restructuring initiatives but cannot be reported as restructuring costs under GAAP. These costs can include losses from disposing of inventories, trade receivables allowances from discontinued product lines, accelerated depreciation due to the closure of facilities, and gains or losses from selling previously closed facilities. During the thirteen weeks ended March 30, 2024, total other charges were $9.0 million. For the thirteen weeks ended April 1, 2023, total other charges were $0.7 million.

At Corporate, other charges also include expenditures of $1.1 million for the thirteen weeks ended April 1, 2023 for banking, legal, accounting, and other similar services directly related to the planned acquisition of the Emtek and Schaub premium and luxury door and hardware business, as well as the U.S. and Canadian Yale and August residential smart lock businesses.

(a) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS INNOVATIONS, INC.

OPERATING MARGIN TO BEFORE CHARGES/GAINS OPERATING MARGIN

(Unaudited)

	Thirteen Weeks Ended	Thirteen Weeks Ended
	March 30, 2024	April 1, 2023	Change
WATER

Operating margin	22.6%	21.6%	100 bps
Restructuring charges	-	-
Before charges/gains operating margin	22.6%	21.6%	100 bps

OUTDOORS

Operating margin	10.9%	4.5%	640 bps
Restructuring charges	0.2%	0.5%
Other charges/(gains)
Cost of products sold	0.8%	-
Selling, general and administrative expenses	0.1%	0.2%
Before charges/gains operating margin	12.0%	5.2%	680 bps

SECURITY

Operating margin	11.3%	13.5%	(220) bps
Restructuring charges	0.9%	0.5%
Other charges/(gains)
Cost of products sold	3.5%	-
Before charges/gains operating margin	15.7%	14.0%	170 bps

TOTAL COMPANY

Operating margin	14.0%	12.7%	130 bps
Restructuring charges	0.3%	0.3%
Other charges/(gains)
Cost of products sold	0.8%	-
Selling, general and administrative expenses	-	0.1%
Before charges/gains operating margin	15.1%	13.1%	200 bps

Operating margin is calculated as the operating income in accordance with GAAP, divided by the GAAP net sales. The before charges/gains operating margin is calculated as the operating income, excluding restructuring charges and other charges/gains, divided by the GAAP net sales. This before charges/gains operating margin is not a measure derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by the Company and its business segments. Management believes that this measure provides investors with helpful supplemental information about the Company’s underlying performance from period to period. However, this measure may not be consistent with similar measures presented by other companies.

FORTUNE BRANDS INNOVATIONS, INC.

RECONCILIATION OF GAAP NET SALES TO ORGANIC NET SALES EXCLUDING THE IMPACT OF ACQUISITIONS

(Unaudited)

	Thirteen Weeks Ended	Thirteen Weeks Ended
	March 30, 2024	April 1, 2023	% Change
WATER
Net sales (GAAP)	$625.3	$594.2	5%
Impact of SpringWell Acquisition	2.8	-
Impact of Emtek and Schaub Acquisition	67.6	-
Organic net sales excluding impact of acquisitions	$554.9	$594.2	(7%)

OUTDOORS
Net sales (GAAP)	$315.0	$289.9	9%
Organic net sales	$315.0	$289.9	9%

SECURITY
Net sales (GAAP)	$169.3	$155.9	9%
Impact of Yale and August Acquisition	26.1	-
Organic net sales excluding impact of an acquisition	$143.2	$155.9	(8%)

TOTAL COMPANY
Net sales (GAAP)	$1,109.6	$1,040.0	7%
Impact of SpringWell Acquisition	2.8	-
Impact of Emtek and Schaub Acquisition	67.6	-
Impact of Yale and August Acquisition	26.1	-
Organic net sales excluding impact of acquisitions	$1,013.1	$1,040.0	(3%)

Reconciliation of GAAP Net sales to organic net sales excluding the impact of acquisitions on net sales is net sales derived in accordance with GAAP excluding impact of the acquisitions of SpringWell and Emtek and Schaub in our Water segment and the acquisition of Yale and August in our Security segment on net sales. Management uses this measure to evaluate the overall performance of its segments and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the segment from period to period. This measure may be inconsistent with similar measures presented by other companies.

Definitions of Terms: Non-GAAP Measures

(a) Operating income (loss) before charges/gains is calculated as operating income derived in accordance with GAAP, excluding restructuring and other charges/gains. Operating income (loss) before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by the Company and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(b) Diluted earnings per share from continuing operations before charges/gains is calculated as income from continuing operations on a diluted per-share basis, excluding restructuring and other charges/gains. This measure is not in accordance with GAAP. Management uses this measure to evaluate the Company’s overall performance and believes it provides investors with helpful supplemental information about the Company’s underlying performance from period to period. However, this measure may not be consistent with similar measures presented by other companies.

(c) EBITDA before charges/gains is calculated as income from continuing operations, net of tax in accordance with GAAP, excluding depreciation, amortization of intangible assets, restructuring and other charges/gains, ASSA transaction expenses, amortization of inventory step-up associated with acquisition of the ASSA businesses, asset impairment charges, charges for a compensation arrangement with the former owner of Solar, actuarial gains/losses associated with our defined benefit plans, interest expense and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by the Company. Management believes this measure provides investors with helpful supplemental information about the Company’s ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies.

(d) At Corporate, other charges also include expenditures of $18.7 million for the thirty-nine weeks ended December 30, 2023, for external banking, legal, accounting, and other similar services directly related to our ASSA transaction.

(e) In Outdoors, other charges include charges for a compensation arrangement with the former owner of Solar classified in selling, general and administrative expenses of $2.0 million for thirty-nine weeks ended December 30, 2023.

(f) For the thirty-nine weeks ended December 30, 2023, the amortization of inventory step-up associated with the acquisition of the ASSA business was $3.5 million for the Water segment and $8.9 million for the Security segment.

(g) Asset impairment charges for the thirty-nine weeks ended December 30, 2023 represent pre-tax impairment charges of $33.5 million related to indefinite-lived tradenames in our Outdoor segment.

Additional Information:

In January 2023, the Board of Directors of the Company approved a change to the Company’s fiscal year end from December 31 to a 52-or 53-week fiscal year ending on the Saturday closest but not subsequent to December 31, effective as of the commencement of the Company’s fiscal year on January 1, 2023. This change was made in order to align the Company’s fiscal year with that of its operating businesses and to align the Company’s reporting calendar with how the Company evaluates its businesses. There was no material impact to any of our previously disclosed financial information.

On December 14, 2022, the Company completed the previously announced spin-off of its Cabinets business, MasterBrand, Inc. (“MasterBrand”) (the “Spin-off”), in a tax-free transaction to the Company and our stockholders for U.S. federal income tax purposes, creating two independent, publicly traded companies. In addition, the Company’s name changed from “Fortune Brands Home & Security, Inc.” to “Fortune Brands Innovations, Inc.” and its stock ticker changed from “FBHS” to “FBIN” each of which became effective subsequent to the completion of the Spin-off. The operating results of the Cabinets business are reported as discontinued operations for all periods presented.

In January 2022, we acquired 100% of the outstanding equity of Solar Innovations, a leading producer of wide-opening exterior door systems and outdoor enclosures, for a purchase price of $61.6 million, net of cash acquired of $4.8 million. We financed the transaction using cash on hand and borrowings under our revolving credit facility. The results of Solar are reported as part of the Outdoors segment. Its complementary product offerings support the segment’s outdoor living strategy.

For certain forward-looking non-GAAP measures (as used in this press release, operating margin before charges/gains, EPS before charges/gains and cash conversion), the Company is unable to provide a reconciliation to the most comparable GAAP financial measure because the information needed to reconcile these measures is unavailable due to the inherent difficulty of forecasting the timing and/or amount of various items that have not yet occurred, including the high variability and low visibility with respect to gains and losses associated with our defined benefit plans, which are excluded from our diluted EPS before charges/gains and cash conversion, and restructuring and other charges, which are excluded from our operating margin before charges/gains, diluted EPS before charges/gains and cash conversion. Additionally, estimating such GAAP measures and providing a meaningful reconciliation consistent with the Company’s accounting policies for future periods requires a level of precision that is unavailable for these future periods and cannot be accomplished without unreasonable effort. Forward-looking non-GAAP measures are estimated consistent with the relevant definitions and assumptions.

Source: Fortune Brands Innovations, Inc.

INVESTOR AND MEDIA CONTACT:

Leigh Avsec

847-484-4211

Investor.Questions@fbhs.com